EXHIBIT 10.2
Execution Version
MAKE-WHOLE AGREEMENT

This Make-Whole Agreement (this “Agreement”) is entered into by and between Enviva Holdings, LP, a Delaware limited partnership (with its successors and permitted assigns, hereinafter called “Sponsor”), and Enviva, LP, a Delaware limited partnership (with its successors and assigns, hereinafter called “ELP”). Sponsor and ELP are collectively referred to as the “Parties” and individually as a “Party.”
WHEREAS, pursuant to that certain Contribution Agreement (the “Contribution Agreement”) dated as of June 3, 2021 by and among ELP, Enviva Development Holdings, LLC (“DevCo”), and Sponsor, among other things, DevCo transferred to ELP 100% of the limited liability company interests in Enviva JV2 Holdings, LLC, a Delaware limited liability company (the “Acquired Interests”), which in turn owns 100% of the limited liability company interests in each of (i) Enviva Pellets Lucedale, LLC, a Delaware limited liability company (“Lucedale”), (ii) Enviva Port of Pascagoula, LLC, a Delaware limited liability company (“Pascagoula”), and (iii) Enviva Development Finance Company, LLC, a Delaware limited liability company;
WHEREAS, Lucedale owns the industrial wood pellet biomass production plant currently under construction in Lucedale, Mississippi (the “Lucedale Plant”), whose wood pellet production is expected to be exported through the industrial marine export terminal currently under construction in the Port of Pascagoula, Mississippi (the “Pascagoula Terminal”), and Pascagoula owns the Pascagoula Terminal; and
WHEREAS, as an inducement to ELP’s consummation of the transactions contemplated by the Contribution Agreement, among other things, Sponsor is willing to pay to ELP the Make-Whole Payments (as defined below) and other payments described herein on the terms and subject to the conditions set forth herein.
NOW THEREFORE, in consideration of the premises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sponsor and ELP covenant and agree as follows:
1.Definitions. The following terms used in this Agreement have the following meanings:
(a)“Actual Production” means, with respect to a Quarter, the amount (in MT) of Biomass produced by the Lucedale Plant during such Quarter.
(b)“Actual Production Shortfall” means, with respect to a Quarter, the amount, if any, by which Forecast Production exceeds Actual Production.
(c)“Base Price” means, with respect to any Shipment during a Quarter, the price per MT of Biomass set forth in Exhibit A for such Quarter.

(d)“Biomass” has the meaning set forth in the Terminal Services Agreement.
(e)“Business Day” means any day other than Saturday, Sunday, or holiday on which banks are generally open for business in New York City; provided, however, banks shall be deemed to be generally open for business in the event of a “shelter in place” or similar closure of physical branch locations at the direction of any Governmental Entity if such banks’ electronic funds transfer system (including for wire transfers) is open for use by customers on such day.
(f)“Closing Date” has the meaning set forth in the Contribution Agreement.
(g)“Commercial Operations” means substantial completion of construction of the Lucedale Plant (other than punch list items) and the commencement of the production and shipment of wood pellets to the Pascagoula Terminal.
(h)“Commercial Operations Date” means the date on which Lucedale has commenced Commercial Operations.
(i)“Excess Expenditures” shall have the meaning set forth in Section 2.
(j)“Excess Expenditures Statement” shall have the meaning set forth in Section 2.
(k)“Excess Production” means, with respect to a Quarter, the amount, if any, by which Actual Production (excluding any amounts which ELP rejected in accordance with Section 6.2 of the Terminal Services Agreement) exceeds Forecast Production.
(l)“Forecast Production” means, with respect to a Quarter, the amount (in MT) of Biomass forecast to be produced by the Lucedale Plant as set forth in Exhibit B hereto.
(m)“Force Majeure Event” means any event or circumstance which prevents Lucedale from producing Biomass, which event or circumstance was not anticipated or reasonably foreseeable by Lucedale, which is not within the reasonable control, or the result of the negligence, of Lucedale, and which, by the exercise of due diligence, Lucedale is unable to overcome or avoid or cause to be avoided. A Force Majeure Event may include the following, to the extent that each satisfies the foregoing requirements: any act of God or the elements, earthquakes, floods, landslides, hurricanes, civil disturbances, sabotage, acts of public enemies, war, blockades, insurrections, riots, epidemics, fires, or explosions. For the avoidance of doubt, a lack of funds, the availability of a more attractive market, changes in law or regulations, or inefficiencies in operations shall not constitute a Force Majeure Event.
(n)“Governmental Entity” means any court, governmental department, commission, council, board, agency, bureau, or other instrumentality of the United States of America, any foreign jurisdiction, or any state, provincial, county, municipality, or local governmental unit thereof, including any taxing authority.
(o)“Incentive Payment” shall have the meaning set forth in Section 1(b).

(p)“Make-Whole Payment” shall have the meaning set forth in Section 1(a).
(q)“Make-Whole Term” shall have the meaning set forth in Section 1(a).
(r)“MT” means metric tons.
(s)“Operations Fee” means the price per MT of Biomass set forth in Exhibit C.
(t)“Quarter” means a calendar quarter; provided that if the Commercial Operations Date does not occur on the first day of a Quarter, then the last Quarter during the Make-Whole Term will be a partial calendar quarter commencing on the first day of such Quarter and ending on such a date that the total days of the last Quarter plus the number of days from the Commercial Operations Dates through the end of the Quarter when the Commercial Operations Date occurs equal to 90 days.
(u)“Quarterly Statement” shall have the meaning set forth in Section 1(c).
(v)“Regulatory Costs” means costs and expenses incurred by Lucedale or Pascagoula, as applicable, required to deal with any event, incident, condition, or situation which gives rise to, or could reasonably be expected to result in, a breach of or any liability or reporting obligation under any law, damage to any asset or property of Lucedale, the injury, illness, or death of any natural person, including the safeguarding of health, life, and property, obtaining required permits or licenses, or otherwise complying with applicable law.
(w)“Shipment” has the meaning set forth in the Terminal Services Agreement.
(x)“Terminal Services Agreement” means the Terminal Services Agreement, dated November 2, 2019 by and between Enviva Port of Pascagoula, LLC and Lucedale, as may be amended from time to time in accordance with the provisions thereof.
1.Make-Whole Payments and Incentive Payments.
(a)If, with respect to any Quarter during the period from and including the Quarter ended on September 30, 2021 through and including the five (5) Quarters or, if the Commercial Operations Date is on the first day of a Quarter, then four (4) Quarters, following the Quarter in which the Commercial Operations Date occurs (the “Make-Whole Term”), there is an Actual Production Shortfall as a result of (i) ELP’s rejection of all or any part of any one or more Shipments during such Quarter in accordance with Section 6.2 of the Terminal Services Agreement or (ii) Lucedale’s failure to deliver in any one or more Shipments during such Quarter a quantity of Biomass equal to the Forecast Production for such Quarter, other than due to a Force Majeure Event (or any combination of the events described in such clauses (i) and (ii)), Sponsor shall pay ELP an amount per MT of such Actual Production Shortfall equal to the positive difference, if any, between the Base Price for such Quarter and the Operations Fee (each Quarterly payment, a “Make-Whole Payment”).

(b)If, with respect to any Quarter during the Make-Whole Term, there is Excess Production, ELP shall pay Sponsor an amount equal to $20 per MT for each MT of Excess Production (each Quarterly payment, an “Incentive Payment”).
(c)Not later than ten (10) Business Days after the end of each Quarter during the Make-Whole Term, Sponsor will provide ELP with a statement (each statement, a “Quarterly Statement”) setting forth the Actual Production and any Actual Production Shortfall or Excess Production with respect to such Quarter, and the amount of the Make-Whole Payment or Incentive Payment due with respect to such Quarter, if any. If a Make-Whole Payment is due for such Quarter, Sponsor shall pay the amount of such Make-Whole Payment to ELP within five (5) Business Days after delivery of the applicable Quarterly Statement to the account set forth in Exhibit D hereto (or such other account identified by ELP to Sponsor prior to delivery of such Quarterly Statement). If an Incentive Payment is due for such Quarter, ELP shall pay the amount of such Incentive Payment to Sponsor within five (5) Business Days after delivery of the applicable Quarterly Statement to the account set forth in Exhibit E hereto (or such other account identified by Sponsor to ELP prior to delivery of such Quarterly Statement or as set forth in such Quarterly Statement).
(d)Any Make-Whole Payment paid with respect to any Quarter is not required to be reimbursed to or recouped by Sponsor in any subsequent Quarter as a result of future production or otherwise. Any Incentive Payment paid with respect to a Quarter shall not be used to offset any Make-Whole Payment that may be due (or may have been paid) with respect to any Quarter.
2.Reimbursements. Sponsor hereby agrees to be responsible, and reimburse ELP, for the amount, if any, by which (a) the aggregate costs paid by ELP (directly or indirectly through Lucedale or Pascagoula) to complete construction (including such costs (including reasonable attorneys’ fees and settlement costs) arising out of or related to any disputes relating to construction whether or not arising prior to, on, or after the date hereof) of the Lucedale Plant and the Pascagoula Terminal (other than, in each case, punch list items) and to commence the production and shipment of wood pellets by Lucedale to the Pascagoula Terminal exceed (b) $277,400,000 less the aggregate amount of such costs paid by Sponsor (directly or indirectly through Lucedale or Pascagoula) (such excess costs, “Excess Expenditures”); provided, however, Excess Expenditures will not include any Regulatory Costs, clear and deliberate costs outside the original scope of the construction plan, or costs paid to accelerate the current construction schedules contemplated in the Lucedale Plant spend forecast and the Pascagoula Terminal spend forecast, each attached hereto as Exhibit F, as applicable. Not later than ten (10) Business Days after the end of each month in which Excess Expenditures were paid by ELP (directly or indirectly through Lucedale or Pascagoula), ELP shall provide Sponsor with a written statement (the “Excess Expenditures Statement”) setting forth the amount of such Excess Expenditures. Sponsor shall pay the amount of such Excess Expenditures within five (5) Business Days after delivery of the Excess Expenditures Statement to the account set forth in Exhibit C hereto (or such other account identified by ELP to Sponsor prior to the delivery of the Excess Expenditure Statement or as set forth in the Excess Expenditure Statement).

3.Payments. Sponsor or ELP, as applicable, shall make each payment under this Agreement in immediately available funds and in U.S. dollars.
4.Tax Treatment. The Parties intend that any payments made under Section 1 and Section 2 of this Agreement will be characterized for U.S. federal income tax purposes as a purchase price adjustment to the consideration paid under the Contribution Agreement.
5.Successors and Assigns.
(a)All of the terms of this Agreement will be binding upon, and inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns.
(b)Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assignable by either Party without the prior written consent of the other Party; provided, however, ELP may assign its rights, interests, or obligations hereunder to a wholly-owned subsidiary of ELP without the prior written consent of Sponsor; provided, further, no such assignment by ELP shall relieve ELP of any of its obligations hereunder.
6.Amendments and Waivers. All amendments to this Agreement must be in writing and signed by the Parties. A Party may, only by an instrument in writing, waive compliance by the other Party with any term or provision of this Agreement. The waiver by any Party of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach. Except as otherwise expressly provided herein, no failure to exercise, delay in exercising, or single or partial exercise of any right, power, or remedy by a Party, and no course of dealing between the Parties, shall constitute a waiver of any such right, power, or remedy.
7.Notices. Unless otherwise provided herein, all notices, requests, consents, approvals, demands, and other communications to be given hereunder will be in writing and will be deemed given upon  confirmed delivery by a reputable overnight carrier or when delivered by hand, addressed to the respective Parties listed below at the following addresses (or such other address for a Party hereto as will be specified by like notice);  actual receipt;  the expiration of four (4) Business Days after the day when mailed by registered or certified mail (postage prepaid, return receipt requested), addressed to the respective Parties listed below at the following addresses (or such other address for a Party hereto as will be specified by like notice); or  delivery by electronic mail to a Party at the electronic mail address set forth below (or at such other address as such Party shall designate by like notice):

If to Sponsor, addressed to:
Enviva Holdings, LP
7272 Wisconsin Avenue
Suite 1800
Bethesda, MD 20814
Attn: Executive Vice President, Corporate Development and General Counsel
Email: william.schmidt@envivabiomass.com

If to ELP, addressed to:
Enviva, LP
7272 Wisconsin Avenue
Suite 1800
Bethesda, MD 20814
Attn: Executive Vice President, Corporate Development and General Counsel
Email: william.schmidt@envivabiomass.com

8.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to the choice of law principles thereof.
9.Dispute Resolution; Waiver of Jury Trial.
(a)    Each of the Parties (i) consents to submit itself to the exclusive personal jurisdiction and venue of any U.S. federal court located in the State of Delaware or any Delaware state court with respect to any suit relating to or arising out of this Agreement, (ii) agrees it will not attempt to defeat or deny such personal jurisdiction or venue by motion or otherwise, (iii) agrees it will not bring any such suit in any court other than a U.S. federal or state court sitting in the State of Delaware, (iv) irrevocably agrees any such suit (whether at law, in equity, in contract, in tort, or otherwise) shall be heard and determined exclusively in such U.S. federal or state court sitting in the State of Delaware, (v) agrees to service of process in any such action in any manner prescribed by the laws of the State of Delaware, and (vi) agrees service of process upon such Party in any action or proceeding shall be effective if notice is given in accordance with Section 7.
(b)    EACH PARTY ACKNOWLEDGES AND AGREES ANY SUCH CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUCH LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT.
10.Severability. In the event any of the provisions hereof are held to be invalid or unenforceable under applicable laws, the remaining provisions hereof will not be affected thereby. In such event, the Parties hereto agree and consent such provisions and this Agreement will be modified and reformed so as to effect the original intent of the Parties as closely as possible with respect to those provisions that were held to be invalid or unenforceable.
11.Rights of Third Parties. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any person, other than the Parties, any right or remedies under or by reason of this Agreement.
12.Counterparts. This Agreement may be executed by facsimile or electronic mail exchange of .pdf signature pages and in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each Party hereto and delivered (including by facsimile or electronic mail exchange of .pdf signature pages) to the other Parties hereto.
13.Specific Performance. The Parties agree if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur and money damages may not be a sufficient remedy. In addition to any other remedy at law or in equity, each of Sponsor and ELP shall be entitled to specific performance by the other Party of its obligations under this Agreement and immediate injunctive relief, without the necessity of proving the inadequacy of money damages as a remedy.
[The remainder of this page has been left blank intentionally; the signature page follows.]

IN WITNESS WHEREOF, Sponsor has executed this Agreement this 1st of July, 2021.

ENVIVA HOLDINGS, LP

By:    Enviva Holdings GP, LLC, as its sole general partner

By:	/s/ William H. Schmidt, Jr.
Name:	William H. Schmidt, Jr.
Title:	Executive Vice President, Corporate
Development and General Counsel

ENVIVA, LP

By: Enviva GP, LLC, as its sole general partner

By:	/s/ Shai S. Even
Name:	Shai S. Even
Title:	Executive Vice President and
Chief Financial Officer
Make-Whole Agreement
Signature Page

EXHIBIT A

Base Price

[Certain information has been excluded from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.]

EXHIBIT B

Forecast Production

[Certain information has been excluded from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.]

EXHIBIT C

Operations Fee

[Certain information has been excluded from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.]

EXHIBIT D

ELP Account Information

[Certain information has been excluded from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.]

EXHIBIT E

Sponsor Account Information

[Certain information has been excluded from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.]

EXHIBIT F

Lucedale Plant and Pascagoula Terminal Spend Forecast

[Certain information has been excluded from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.]